Exhibit 99.1

Seritage Growth Properties Reports Second Quarter 2017 Operating Results

New York, NY – August 3, 2017 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 258 retail properties totaling over 40 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the three and six months ended June 30, 2017.

Financial Results

For the three months ended June 30, 2017:

•	Net loss attributable to common shareholders of $21.2 million, or $0.63 per diluted share
•	Total Net Operating Income (“Total NOI”) of $44.9 million
•	Funds from Operations (“FFO”) of $23.8 million, or $0.43 per diluted share
•	Company FFO of $25.7 million, or $0.46 per diluted share

For the six months ended June 30, 2017:

•	Net loss attributable to common shareholders of $41.1 million, or $1.22 per diluted share
•	Total NOI of $91.8 million
•	FFO of $54.8 million, or $0.99 per diluted share
•	Company FFO of $52.7 million, or $0.95 per diluted share

Operating Highlights

During the quarter ended June 30, 2017, including the Company’s proportional share of its unconsolidated joint ventures (“JVs”):

•

Signed new leases totaling 598,000 square feet at an average of $18.95 PSF.  Since the Company’s inception in July 2015, new leasing activity has totaled 3.4 million square feet at an average of $18.28 PSF.

–

Achieved releasing spreads of 3.7x for space currently or formerly occupied by Sears Holdings Corporation (“Sears Holdings”), with new rents averaging $18.99 PSF compared to $5.20 PSF paid by Sears Holdings.  Since inception, releasing spreads have averaged 4.2x, with new rents at $18.29 PSF compared to $4.36 PSF paid by Sears Holdings.

–	Added $11.3 million of contractual third-party rental income. Third-party income has increased over 134% since inception to $103.0 million, including all signed leases.
•

Increased annual base rent from tenants other than Sears Holdings to 44.0% of total annual base rent from 29.3% in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured.

•	Increased annualized Total NOI by 9.2% to $228.2 million from $209.0 million in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured.
•

Commenced 12 new redevelopment projects and expanded five previously announced projects to incorporate additional recaptured space, bringing total redevelopment activity since inception to 65 projects completed or commenced for a total estimated investment of $688.4 million.

•

Initiated the recapture of 100% of the space at Sears stores in Aventura, FL, Dallas, TX (Valley View Center) and La Jolla, CA (Westfield UTC) in advance of commencing premier retail and mixed-use redevelopments at these prime locations.

Subsequent to the quarter end, the Company completed two transactions with GGP Inc. (“GGP”) for gross consideration of $247.6 million (the “GGP Transactions”).  Pursuant to the GGP Transactions, the Company (i) sold to GGP the Company’s 50% interest in eight of the 12 assets in the existing joint venture between the two companies for $190.1 million; and (ii) sold to GGP a 50% joint venture interest in five additional assets for $57.5 million.

As a result of the GGP Transactions, the Company reduced amounts outstanding under its mortgage loan by $50.6 million and received approximately $171.6 million of additional cash proceeds before closing costs, which it intends to use to fund its redevelopment pipeline and for general corporate purposes.

“With an additional 600,000 square feet of leases signed this quarter at an average rent of $18.95 per square foot, we have now leased 3.4 million square feet across the portfolio at average spreads of over 4 times the previous rent.  We ended the quarter with 44% of our income, including signed leases, derived from tenants other than Sears Holdings, up 15% from a year ago, and we remain on track to have this figure at or north of 50% by the end of 2017,” said Benjamin Schall, President and Chief Executive Officer. “We commenced an additional 12 redevelopment projects in the quarter, bringing our total to 65 projects with a projected spend of $690 million.  We continue to deploy this capital at 10-12% unlevered yields on cost, unlocking significant value upon project execution.  We were also pleased to close our transaction with GGP in early July, allowing us to harvest value from eight assets in our original joint venture and to generate incremental value on five new assets as part of the expanded joint venture. As we look ahead, strong demand for our portfolio is leading to a growing pipeline of opportunities, including a series of premier and mixed use redevelopments that we expect to generate substantial shareholder value.”

Financial Results

For the three months ended June 30, 2017:

•

Net loss attributable to Class A and Class C shareholders was $21.2 million, or $0.63 per diluted share, as compared to a net loss of $7.1 million, or $0.23 per diluted share, for the prior year period

•

Total NOI, which includes the Company’s proportional share of NOI from 31 properties owned through investments in its unconsolidated JVs, was $44.9 million as compared to $47.2 million for the prior year period.

•

FFO, as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, was $23.8 million, or $0.43 per diluted share, as compared to $30.2 million, or $0.54 per diluted share, for the prior year period.

•	Company FFO was $25.8 million, or $0.46 per diluted share, as compared to $32.1 million, or $0.58 per diluted share, for the prior year period.

For the six months ended June 30, 2017:

•

Net loss attributable to Class A and Class C shareholders was $41.1 million, or $1.22 per diluted share, as compared to a net loss of $15.5 million, or $0.49 per diluted share, for the prior year period

•	Total NOI was $91.8 million as compared to $93.7 million for the prior year period.
•	FFO was $54.8 million, or $0.99 per diluted share, as compared to $59.7 million, or $1.07 per diluted share, for the prior year period.
•

Company FFO was $52.7 million, or $0.95 per diluted share, as compared to $64.7 million, or $1.16 per diluted share, for the prior year period.  The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized gain or loss on interest rate caps and amortization of deferred financing costs, that it does not believe are representative of ongoing operating results.

Portfolio Summary

As of June 30, 2017, the Company’s portfolio included interests in 266 retail properties totaling over 42 million square feet of gross leasable area, including 235 wholly-owned properties and 31 properties owned through investments in unconsolidated JVs.  Approximately 50% of the portfolio consisted of properties attached to regional malls and approximately 50% consisted of shopping center or freestanding properties.

The portfolio was 90.7% leased and included 37 properties leased only to third-party tenants, 88 properties leased to Sears Holdings and one or more third-party tenants, and 92 properties leased only to Sears Holdings.  Of the properties leased to Sears Holdings, 133 operated under the Sears brand and 47 operated under the Kmart brand.

Pro forma for the GGP Transactions, the Company owned interests in 258 properties totaling over 40 million square feet.

Development Update

Wholly-Owned Properties

During the quarter ended June 30, 2017, the Company commenced 12 new redevelopment projects representing an estimated total investment of approximately $139.7 million and expanded five previously announced projects to incorporate additional recaptured space for an estimated total investment of $27.5 million.  In total, including projects initiated prior to the Company’s formation, the Company has completed or commenced 65 projects representing an estimated total investment of approximately $688.4 million as of June 30, 2017.

The table below summarizes project commencements in the Company’s wholly-owned portfolio since inception:

(in thousands)			Estimated	Estimated
	Number	Project	Development	Project
Quarter	of Projects	Square Feet	Costs (1)	Costs (1)
Acquired (2)	15		$63,600	$63,600
Q4 2015	5	352	51,500	64,200
Q1 2016	5	273	50,000	50,000
Q2 2016 (3)	5	384	70,400	70,700
Q3 3016 (3)	10	1,046	113,600	120,700
Q4 2016 (3)	8	768	111,400	121,000
Q1 2017	5	589	58,500	58,500
Q2 2017	12	949	136,200	139,700
Total	65	4,361	$655,200	$688,400

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projects were in various stages of development when acquired by the Company in July 2015.
(3)	Includes subsequent expansions to previously announced projects.

As of June 30, 2017, the Company had originated 50 wholly-owned projects since the Company’s inception.  These projects, including the five expanded projects, represent an estimated total investment of $624.8 million, of which $518.7 million remained to be spent, and are expected to generate an incremental yield on cost of 11.0-12.0%.

The table below provides additional information regarding the Company’s wholly-owned development activity from inception through June 30, 2017:

(in thousands)
			Estimated	Estimated				Estimated
Estimated	Number	Project	Development	Project	Projected Annual Income (2)			Incremental
Project Costs (1)	of Projects	Square Feet	Costs (1)	Costs (1)	Total	Existing	Incremental	Yield (3)
< $10,000	22	1,270	$97,400	$97,400	$18,500	$4,800	$13,600
$10,001 - 20,000	20	2,006	266,200	286,100	43,500	12,700	30,800
> $20,000	8	1,101	228,000	241,300	37,700	9,000	28,600
New Projects	50	4,377	$591,600	$624,800	$99,700	$26,500	$73,000	11.0 - 12.0%
Acquired projects	15		63,600	63,600
Total	65		$655,200	$688,400

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projected annual income includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.

The table below provides a brief description of each of the 50 redevelopment projects originated since the Company’s inception:

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
King of Prussia, PA	Repurpose former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	Substantially complete
Merrillville, IN	Termination property; redevelop existing store for At Home and small shop retail	132,000	Substantially complete
Elkhart, IN	Termination property; existing store has been released to Big R Stores	86,500	Substantially complete
San Antonio, TX	Recapture and repurpose auto center space for Orvis, Jared's Jeweler, Shake Shack and small shop retail	18,900	Substantially complete
Bowie, MD	Recapture and repurpose auto center space for BJ's Brewhouse	8,200	Delivered to tenant
Albany, NY	Recapture and repurpose auto center space for BJ's Brewhouse and additional small shop retail	28,000	Underway	Q4 2017
Hagerstown, MD	Recapture and repurpose auto center space for BJ's Brewhouse, Verizon and additional restaurants	15,400	Underway	Q4 2017
Roseville, MI	Partial recapture; redevelop existing store for At Home	100,400	Underway	Q4 2017
Troy, MI	Partial recapture; redevelop existing store for At Home	100,000	Underway	Q4 2017
Warwick, RI	Recapture and repurpose auto center space for BJ's Brewhouse and additional retail	27,900	Underway	Q4 2017
Henderson, NV	Termination property; redevelop existing store for At Home, Seafood City and additional retail	144,400	Underway	Q4 2017
Rehoboth Beach, DE	Partial recapture; redevelop existing store for Christmas Tree Shops and That! and PetSmart	56,700	Underway	Q1 2018
Ft. Wayne, IN	Site densification; new outparcels for BJ's Brewhouse (substantially complete) and Chick-Fil-A (project expansion)	12,000	Underway	Q1 2018
Kearney, NE	Termination property; redevelop existing store for Marshall's, PetSmart and additional junior anchors	92,500	Q3 2017	Q2 2018
Guaynabo, PR	Partial recapture; redevelop existing store for Planet Fitness and Capri	56,100	Q3 2017	Q2 2018
Jefferson City, MO	Termination property; redevelop existing store for Orscheln Farm and Home	96,000	Q3 2017	Q2 2018
Olean, NY	Partial recapture; redevelop existing store for Marshall's and additional retail	45,000	Q3 2017	Q2 2018
Cullman, AL	Termination property; redevelop existing store for Bargain Hunt and additional junior anchors	99,000	Q3 2017	Q3 2018
Roseville, CA	Recapture and repurpose auto center space for AAA auto care	10,400	Q4 2017	Q2 2018
Dayton, OH	Recapture and repurpose auto center space for Outback Steakhouse and additional restaurants	14,100	Q4 2017	Q4 2018
Florissant, MO	Site densification; new outparcel for Chick-Fil-A	5,000	Q1 2018	Q3 2018
New Iberia, LA	Termination property; redevelop existing store for Rouses Supermarkets, additional junior anchors and small shop retail	93,100	Q1 2018	Q1 2019

Total Project Costs $10 - $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Braintree, MA	100% recapture; redevelop existing store for Nordstrom Rack, Saks OFF 5th and additional retail	90,000	Substantially complete
Honolulu, HI	100% recapture; redevelop existing store for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	Substantially complete
Madison, WI	Partial recapture; redevelop existing store for Dave & Busters, Total Wine & More, additional retail and restaurants	75,300	Underway	Q4 2017
West Jordan, UT	Partial recapture; redevelop existing store and attached auto center for Burlington Stores and additional retail	81,400	Underway	Q4 2017
Anderson, SC	100% recapture (project expansion); redevelop existing store for Burlington Stores, Sportsman's Warehouse, additional retail and restaurants	111,300	Underway	Q4 2017
Fairfax, VA	Partial recapture; redevelop existing store and attached auto center for Dave & Busters, additional junior anchors and restaurants	110,300	Underway	Q1 2018
Charleston, SC	100% recapture (project expansion); redevelop existing store and detached auto center for Burlington Stores and additional retail	133,500	Underway	Q1 2018
North Hollywood, CA	Partial recapture; redevelop existing store for Burlington Stores and additional junior anchors	79,800	Underway	Q1 2018

Total Project Costs $10 - $20 Million (cont’d)
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Orlando, FL	100% recapture; demolish and construct new buildings for Floor & Décor, Orchard Supply Hardware, Longhorn Steakhouse, small shop retail and restaurants	139,200	Underway	Q2 2018
Springfield, IL	Termination property; redevelop existing store for Burlington Stores, Binny's Beverage Depot, Orange Theory Fitness, Outback Steakhouse, additional junior anchors and small shop retail	133,400	Underway	Q2 2018
Santa Cruz, CA	Partial recapture; redevelop existing store for TJ Maxx, HomeGoods and Petco	62,200	Q3 2017	Q1 2018
Saugus, MA	Partial recapture; redevelop existing store and detached auto center for Round One and restaurants	99,000	Q3 2017	Q1 2018
Thornton, CO	Termination property; redevelop existing store for Vasa Fitness and additional junior anchors	191,600	Q3 2017	Q1 2018
North Miami, FL	100% recapture; redevelop existing store for Michael's, PetSmart and Ross Dress for Less	124,300	Q3 2017	Q2 2018
Hialeah, FL	100% recapture; redevelop existing store for Bed, Bath & Beyond and additional junior anchors to join current tenant, Aldi	88,400	Q3 2017	Q2 2018
Cockeysville, MD	Partial recapture; redevelop existing store for HomeGoods, Michael's Stores, additional junior anchors and restaurants	83,500	Q4 2017	Q2 2018
Salem, NH	Site densification; new theatre for Cinemark Recapture and repurpose auto center for restaurant space.	71,200	Q4 2017	Q3 2018
Temecula, CA	Partial recapture; redevelop existing store and detached auto center for Round One, small shop retail and restaurants	65,100	Q1 2018	Q4 2018
Canton, OH	Partial recapture; redevelop existing store for Dave & Busters and restaurants	83,900	Q1 2018	Q2 2019
North Riverside, IL	Partial recapture; redevelop existing store and detached auto center for Round One, additional junior anchors, small shop retail and restaurants	103,900	Q1 2018	Q3 2019

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Memphis, TN	100% recapture; demolish and construct new buildings for LA Fitness, Nordstrom Rack, Ulta Beauty, Hopdoddy Burger Bar, additional junior anchors, restaurants amd small shop retail	135,200	Underway	Q3 2017
Wayne, NJ	Partial recapture; redevelop existing store for Dave & Busters, additional junior anchors and restaurants Recapture and repurpose detached auto center for Cinemark (project expansion)	108,800	Underway	Q4 2017
West Hartford, CT	100% recapture; redevelop existing store and detached auto center for BuyBuy Baby, Cost Plus World Market, REI, Saks OFF Fifth, other junior anchors, Shake Shack and additional small shop retail	147,600	Underway	Q1 2018
St. Petersburg, FL	100% recapture; demolish and construct new buildings for Dick's Sporting Goods, Lucky's Market, PetSmart, Five Below, Chili's Grill & Bar, Pollo Tropical, Longhorn Steakhouse and additional small shop retail and restaurants	142,400	Underway	Q2 2018
Carson, CA	100% recapture (project expansion); redevelop existing store for Burlington Stores, Ross Dress for Less and additional retail	163,800	Q3 2017	Q1 2019
Santa Monica, CA	100% recapture; redevelop existing building into premier, mixed-use asset featuring unique, small-shop retail and creative office space	96,500	Q4 2017	Q4 2019
Watchung, NJ	100% recapture; demolish full-line store and construct new buildings for HomeSense, Sierra Trading Post, Ulta Beauty and additional small shop retail and restaurants Demolish detached auto center and construct a freestanding Cinemark theater	126,700	Q1 2018	Q2 2019
East Northport, NY	Termination property (notice period); redevelop existing store and attached auto center for AMC Theatres, 24 Hour Fitness, additional junior anchors and small shop retail	179,700	Q2 2018	Q4 2019

JV Properties

On July 12, 2017, the Company completed the GGP Transactions for gross consideration of $247.6 million.  Pursuant to the GGP Transactions, the Company (i) sold to GGP the Company’s 50% interest in eight of the 12 assets in the existing joint venture between the two companies for $190.1 million; and (ii) sold to GGP a 50% joint venture interest in five additional assets for $57.5 million.

The table below presents the properties included in each transaction, as well as the 4 properties remaining in the Company’s original JV with GGP:

Eight Existing JV Assets Sold to GGP		Four Remaining Assets in Original JV with GGP		Five Assets Contributed to New JV with GGP
Retail Center	Location	Retail Center	Location	Retail Center	Location
Coronado Center	Albuquerque, NM	Alderwood	Lynwood, WA	Altamonte Mall	Altamonte Springs, FL
The Mall in Columbia	Columbia, MD	Natick Collection	Natick, MA	Cumberland Mall	Atlanta, GA
Oakbrook Center	Oakbrook, IL	Sooner Mall	Norman, OK	Coastland Center	Naples, FL
Paramus Park	Paramus, NJ	Stonebriar Center	Frisco, TX	Northridge Fashion Center	Northridge, CA
Pembroke Lakes	Pembroke Pines, FL			Willowbrook Mall	Wayne, NJ
Ridgedale Center	Minnetonka, MN
Staten Island Mall	Staten Island, NY
Valley Plaza	Bakersfield, CA

The Company continues to own 50% interests in 10 assets in an unconsolidated JV with Simon Property Group, Inc. (the “Simon JV”) and 50% interest in nine assets in an unconsolidated JV with The Macerich Company (the “Macerich JV”).

Leasing Update

During the quarter ended June 30, 2017, the Company signed new leases totaling 598,000 square feet at an average annual base rent of $18.95 PSF.  On a same-space basis, new rents averaged 3.7x prior rents for space currently or formerly occupied by Sears Holdings, increasing to $18.99 PSF for new tenants compared to $5.20 PSF paid by Sears Holdings across 592,000 square feet.

Since inception in July 2015, the Company has signed new leases totaling nearly 3.4 million square feet at an average annual base rent of $18.28 PSF.  On a same-space basis, new rents averaged 4.2x prior rents for space currently or formerly occupied by Sears Holdings, increasing to $18.29 PSF for new tenants compared to $4.36 PSF paid by Sears Holdings across over 3.1 million square feet.

The table below provides a summary of the Company’s leasing activity since inception, including unconsolidated JVs presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)

	Total				Release of Sears Holdings Space
		Leased	Annual	Annual		Leased	Annual	Annual	Releasing
Quarter	Leases	GLA	Rent	Rent PSF	Leases	GLA	Rent	Rent PSF	Spread
Q4 2015	9	154	$4,650	$30.28	6	130	$3,820	$29.41	4.4	x
Q1 2016	7	214	6,990	32.60	7	214	6,990	32.60	5.7	x
Q2 2016	15	422	7,240	17.15	13	363	6,440	17.75	4.7	x
Q3 3016	14	543	7,470	13.74	12	456	6,250	13.70	4.0	x
Q4 2016	29	891	14,900	16.72	27	849	13,930	16.41	4.1	x
Q1 2017	22	535	8,780	16.41	21	530	8,660	16.34	4.0	x
Q2 2017	28	598	11,340	18.95	26	592	11,240	18.99	3.7	x
Total	124	3,357	$61,370	$18.28	112	3,134	$57,330	$18.29	4.2	x

During the quarter ended June 30, 2017, the Company added $11.3 million of new third-party income and increased annual base rent attributable to third-party tenants to 43.9% of total annual base rent from 29.3% as of June 30, 2016, including all signed leases and net of rent attributable to the associated space to be recaptured.

The table below provides a summary of all the Company’s signed leases as of June 30, 2017, including unconsolidated JVs presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
Sears Holdings (1)	211	29,126	81.6%	$131,490	56.1%	$4.51
In-Place Third-Party Leases	248	3,639	10.2%	47,232	20.1%	12.98
SNO Third-Party Leases	108	2,937	8.2%	55,762	23.8%	18.98
Sub-Total Third-Party Leases	356	6,576	18.4%	102,994	43.9%	15.66
Total	567	35,702	100.0%	$234,484	100.0%	$6.57

(1)	Leases reflects number of properties subject to the Master Lease and JV Master Leases.

Sears Holdings Terminations under the Master Lease

In June 2017, pursuant to the terms of the Master Lease between the Company and Sears Holdings, Sears Holdings provided notice that it intends to exercise its right to terminate the Master Lease with respect to 20 stores totaling 3.8 million square feet of gross leasable area.  The aggregate annual base rent at these stores is approximately $11.2 million, or 4.8% of the Company's total annual base rent as of June 30, 2017, including all signed leases.  Sears Holdings will continue to pay Seritage rent until it vacates the stores, which is expected to occur in October 2017.  Pursuant to the Master Lease, Sears Holdings will also pay Seritage a termination fee equal to one year of the aggregate annual base rent and estimated operating expenses for the 20 properties.

Balance Sheet and Liquidity

As of June 30, 2017, the Company’s total market capitalization was $3.7 billion.  Total market capitalization is calculated as the sum of total debt and the market value of the Company's outstanding shares of common stock, assuming conversion of operating partnership units.

Total debt to total market capitalization was 36.5% and net debt to Adjusted EBITDA was 6.9x.  The Company deducts both unrestricted and restricted cash from total debt when calculating net debt.  Reconciliations of net loss attributable to common shareholders to EBITDA, and EBITDA to Adjusted EBITDA, are provided in the tables accompanying this press release.

As of June 30, 2017, the Company had $9.9 million of unrestricted cash and restricted cash of $172.6 million, the substantial majority of which was held in reserve accounts for redevelopment, re-leasing and operating expenses at the Company’s properties.  Pursuant to the terms its existing mortgage loan, on June 30, 2017, the Company drew the remaining amounts available under its $100.0 million future funding facility and deposited the proceeds into a redevelopment reserve.  The Company also had $65.0 million of borrowing capacity (which amount is expected to increase to $115.0 million on August 1, 2017) under its $200.0 million unsecured term loan facility.

On July 12, 2017, as a result of the GGP Transactions, the Company reduced amounts outstanding under its mortgage loan by $50.6 million and received approximately $171.6 million of unrestricted cash proceeds before closing costs.

Dividends

On July 25, 2017, the Company’s Board of Trustees declared a second quarter common stock dividend of $0.25 per each Class A and Class C common share.  The dividend will be paid on October 12, 2017 to shareholders of record on September 29, 2017.  Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) are entitled to an equal distribution per each Operating Partnership unit held as of September 30, 2017.

On April 25, 2017, the Company’s Board of Trustees declared a first quarter common stock dividend of $0.25 per each Class A and Class C common share.  The dividend was paid on July 13, 2017 to shareholders of record on June 30, 2017.  Holders of units in Operating Partnership were entitled to an equal distribution per each Operating Partnership unit held as of June 30, 2017.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, EBITDA, Adjusted EBITDA, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of Total NOI, EBITDA, Adjusted EBITDA, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance.  Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”), Total NOI and Annualized Total NOI

NOI is defined as income from property operations less property operating expenses.  The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties.  This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.  The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Annualized Total NOI is an estimate, as of the end of the reporting period, of the annual Total NOI to be generated by the Company’s portfolio including all signed leases and modifications to the Company’s master lease with Sears Holdings with respect to recaptured space.   We calculate Annualized Total NOI by adding or subtracting current period adjustments for leases that commenced or expired during the period to Total NOI (as defined) for the period and annualizing, and then adding estimated annual Total NOI attributable to SNO leases and subtracting estimated annual Total NOI attributable to Sears Holdings’ space to be recaptured.

Annualized Total NOI is a forward-looking non-GAAP measure for which the Company does not believe it can provide reconciling information to a corresponding forward-looking GAAP measure without unreasonable effort.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Adjusted EBITDA

EBITDA is defined as net income less depreciation, amortization, interest expense and provision for income and other taxes.  EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies.  The Company believes EBITDA provides useful information to investors regarding its results of operations because it removes the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  Management also believes the use of EBITDA facilitates comparisons between the Company and other equity REITs, retail property owners who are not REITs, and other capital-intensive companies.

The Company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.

Funds From Operations ("FFO") and Company FFO

FFO is calculated in accordance with the National Association of Real Estate Investment Trusts ("NAREIT"), which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets.  The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.  The Company previously referred to this metric as Normalized FFO; the definition and calculation remain the same.

Forward-Looking Statements

This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to:  competition in the real estate and retail industries; our substantial dependence on Sears Holdings; Sears Holdings’ termination and other rights under its master lease with us; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our limited operating history.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed retail REIT with 230 wholly-owned properties and 28 JV properties totaling over 40 million square feet of space across 49 states and Puerto Rico.  Pursuant to a master lease, 175 of the Company’s wholly-owned properties are leased to Sears Holdings and are operated under either the Sears or Kmart brand.  The master lease provides the Company with the right to recapture certain space from Sears Holdings at each property for retenanting or redevelopment purposes.  At 83 properties, third-party tenants under direct leases occupy a portion of leasable space alongside Sears and Kmart, and 37 properties are leased only to third parties.  The Company also owns 50% interests in 28 properties through JV investments with GGP Inc., Simon Property Group, Inc., and The Macerich Company.  A substantial majority of the space at the Company’s JV properties is also leased to Sears Holdings under master lease agreements that provide for similar recapture rights as the master lease governing the Company’s wholly-owned properties.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Investment in real estate
Land	$840,021	$840,021
Buildings and improvements	845,598	839,663
Accumulated depreciation	(117,348)	(89,940)
	1,568,271	1,589,744
Construction in progress	155,031	55,208
Net investment in real estate	1,723,302	1,644,952
Investment in unconsolidated joint ventures	432,014	425,020
Cash and cash equivalents	9,873	52,026
Restricted cash	172,563	87,616
Tenant and other receivables, net	26,385	23,172
Lease intangible assets, net	388,586	464,399
Prepaid expenses, deferred expenses and other assets, net	13,359	15,052
Total assets	$2,766,082	$2,712,237

LIABILITIES AND EQUITY
Liabilities
Mortgage loans payable, net	$1,250,336	$1,166,871
Unsecured term loan, net	83,020	—
Accounts payable, accrued expenses and other liabilities	103,285	121,055
Total liabilities	1,436,641	1,287,926

Commitments and contingencies

Shareholders' Equity
Class A shares $0.01 par value; 100,000,000 shares authorized; 27,924,378 and 25,843,251 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	279	258
Class B shares $0.01 par value; 5,000,000 shares authorized; 1,434,922 and 1,589,020 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	14	16
Class C shares $0.01 par value; 50,000,000 shares authorized; 6,021,985 and 5,754,685 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	60	58
Additional paid-in capital	995,673	925,563
Accumulated deficit	(179,397)	(121,338)
Total shareholders' equity	816,629	804,557
Non-controlling interests	512,812	619,754
Total equity	1,329,441	1,424,311
Total liabilities and equity	$2,766,082	$2,712,237

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUE
Rental income	$42,185	$45,927	$91,359	$91,153
Tenant reimbursements	15,708	15,940	31,932	33,718
Total revenue	57,893	61,867	123,291	124,871
EXPENSES
Property operating	4,932	5,553	9,674	12,671
Real estate taxes	11,950	11,667	24,372	23,136
Depreciation and amortization	50,571	37,324	109,234	76,833
General and administrative	5,093	4,413	11,367	8,852
Provision for doubtful accounts	12	145	51	145
Acquisition-related expenses	—	—	—	73
Total expenses	72,558	59,102	154,698	121,710
Operating (loss) income	(14,665)	2,765	(31,407)	3,161
Equity in (loss) income of unconsolidated joint ventures	(1,542)	912	(540)	2,998
Interest and other income	42	59	120	119
Interest expense	(18,431)	(15,636)	(35,023)	(31,366)
Unrealized loss on interest rate cap	(124)	(480)	(595)	(1,851)
Loss before income taxes	(34,720)	(12,380)	(67,445)	(26,939)
Provision for income taxes	(147)	(185)	(266)	(340)
Net loss	(34,867)	(12,565)	(67,711)	(27,279)
Net loss attributable to non-controlling interests	13,648	5,448	26,654	11,827
Net loss attributable to common shareholders	$(21,219)	$(7,117)	$(41,057)	$(15,452)

Net loss per share attributable to Class A and Class C common shareholders - Basic and diluted	$(0.63)	$(0.23)	$(1.22)	$(0.49)

Weighted average Class A and Class C common shares outstanding - Basic and diluted	33,766	31,391	33,638	31,391

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
NOI	2017	2016	2017	2016
Net loss	$(34,867)	$(12,565)	$(67,711)	$(27,279)
Termination fee income	(628)	—	(6,764)	—
Depreciation and amortization	50,571	37,324	109,234	76,833
General and administrative	5,093	4,413	11,367	8,852
Acquisition-related expenses	—	—	—	73
Equity in loss (income) of unconsolidated joint ventures	1,542	(912)	540	(2,998)
Interest and other income	(42)	(59)	(120)	(119)
Interest expense	18,431	15,636	35,023	31,366
Unrealized loss on interest rate cap	124	480	595	1,851
Provision for income taxes	147	185	266	340
NOI	$40,371	$44,502	$82,430	$88,919

Total NOI
NOI	40,371	44,502	82,430	88,919
NOI of unconsolidated joint ventures	6,987	6,559	13,498	13,626
Straight-line rent adjustment (1)	(2,177)	(3,755)	(3,626)	(8,426)
Above/below market rental income/expense (1)	(459)	(124)	(690)	(424)
Total NOI	$44,722	$47,182	$91,612	$93,695

(1)	Includes adjustments for unconsolidated joint ventures.

Computation of Annualized Total NOI (in thousands)

	As of	As of
Annualized Total NOI	June 30, 2017	June 30, 2016
Total NOI (per above)	$44,722	$47,182
Current period adjustments (1)	11	65
Adjusted Total NOI	44,733	47,247
Annualize	x 4	x 4
Adjusted Total NOI annualized	178,932	188,989
Plus: estimated annual Total NOI from SNO leases	54,147	22,169
Less: estimated annual Total NOI from associated space to be recaptured from Sears	(4,839)	(2,155)
Annualized Total NOI	$228,240	$209,003

(1)	Includes adjustments primarily to account for leases not in place for the full period.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
EBITDA	2017	2016	2017	2016
Net loss	$(34,867)	$(12,565)	$(67,711)	$(27,279)
Depreciation and amortization	50,571	37,324	109,234	76,833
Depreciation and amortization (unconsolidated joint ventures)	8,363	5,592	13,828	10,462
Interest expense	18,431	15,636	35,023	31,366
Provision for income and other taxes	147	185	266	340
EBITDA	$42,645	$46,172	$90,640	$91,722

Adjusted EBITDA
EBITDA	$42,645	$46,172	$90,640	$91,722
Termination fee income	(628)	—	(6,764)	—
Unrealized loss on interest rate cap	124	480	595	1,851
Acquisition-related expenses	—	—	—	73
Up-front hiring and personnel costs	—	68	—	328
Adjusted EBITDA	$42,141	$46,720	$84,471	$93,974

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Funds from Operations	2017	2016	2017	2016
Net loss	$(34,867)	$(12,565)	$(67,711)	$(27,279)
Real estate depreciation and amortization (consolidated properties)	50,271	37,153	108,675	76,538
Real estate depreciation and amortization (unconsolidated joint ventures)	8,363	5,592	13,828	10,462
FFO attributable to common shareholders and unitholders	$23,767	$30,180	$54,792	$59,721

FFO per diluted common share and unit	$0.43	$0.54	$0.99	$1.07

Company Funds from Operations
Funds from Operations attributable to Seritage Growth Properties	$23,767	$30,180	$54,792	$59,721
Termination fee income	(628)	—	(6,764)	—
Unrealized loss on interest rate cap	124	480	595	1,851
Amortization of deferred financing costs	2,479	1,340	4,061	2,680
Acquisition-related expenses	—	—	—	73
Up-front hiring and personnel costs	—	68	—	328
Company FFO attributable to common shareholders and unitholders	$25,742	$32,068	$52,684	$64,653

Company FFO per diluted common share and unit	$0.46	$0.58	$0.95	$1.16

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	33,766	31,391	33,638	31,391
Weighted average OP units outstanding	21,833	24,176	21,959	24,176
Weighted average common shares and units outstanding	55,599	55,567	55,597	55,567